UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On April 26, 2026, Netcapital Inc. (the “Company”) entered into two Securities Purchase Agreements with Vanquish Funding Group Inc., a Virginia corporation, pursuant to which the Company issued two promissory notes in the aggregate principal amount of $144,550 for an aggregate purchase price of $125,000, reflecting an aggregate original issue discount of $19,550.

The notes consist of:

A Bridge Note in the principal amount of $92,800, issued for a purchase price of $80,000, reflecting an original issue discount of $12,800. The Bridge Note includes a one-time interest charge of 14%, or $12,992, and is payable in five installments beginning October 30, 2026, with total scheduled payments of $105,792. The Bridge Note matures on February 28, 2027.

A Promissory Note in the principal amount of $51,750, issued for a purchase price of $45,000, reflecting an original issue discount of $6,750. The Promissory Note includes a one-time interest charge of 12%, or $6,210, and is payable in ten monthly installments of $5,796 beginning May 30, 2026, with total scheduled payments of $57,960. The Promissory Note matures on February 28, 2027.

The notes are prepayable in full without penalty, subject to the prepayment provisions set forth in the notes. Amounts not paid when due bear default interest at 22% per annum. The notes include customary events of default, including payment defaults, covenant breaches, failure to issue shares upon conversion following an event of default, bankruptcy or insolvency events, delisting, failure to comply with Exchange Act reporting obligations, certain restatements, transfer agent-related defaults, and cross-defaults with other existing and future indebtedness of the Company to the holder and its affiliates.

The foregoing descriptions of the Securities Purchase Agreements and notes are qualified in their entirety by reference to the full text of the agreements and notes, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

On April 30, 2026, the Company also issued one unsecured, non-convertible promissory note in the total principal amount of $300,000, for gross proceeds of $150,000, reflecting a 50% original issue discount. The note bears interest at 8% per annum, matures on September 30, 2026, and is prepayable at any time without penalty. Upon default, interest accrues at 20% per annum. The note was sold to a related party, Netcapital Systems LLC.

The Company used the proceeds of the notes for general working capital purposes.

The foregoing descriptions of the form of a promissory note issued to Netcapital Systems LLC and the convertible promissory notes issued to Vanquish Funding Group Inc. are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the convertible notes described above in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. The notes were offered and sold to an accredited investor, Vanquish Funding Group Inc., for investment purposes without general solicitation. The non-convertible note was also issued pursuant to Section 4(a)(2), in private placements to an accredited investor. No underwriters were involved, and no commissions were paid in connection with the issuances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Convertible Promissory Note dated April 24, 2026, in the principal amount of $51,760
4.2	Convertible Bridge Note dated April 24, 2026, in the principal amount of $92,800
4.3	Form of Promissory Note (non-convertible)
10.1	Securities Purchase Agreement dated April 24, 2026 in the amount of $92,800
10.2	Securities Purchase Agreement dated April 24, 2026 in the amount of $51,750
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer
Dated May 1, 2026

-3-